UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                   January 8, 2009

CKE RESTAURANTS, INC.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California	93013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                          (805) 745-7500

Not Applicable
_____________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On January 8, 2009, CKE Restaurants, Inc. (the "Company") announced that E. Michael Murphy, the Company’s current Chief Administrative Officer and General Counsel, has been promoted to President and Chief Legal Officer, effective January 27, 2009.  Andrew F. Puzder shall remain the Chief Executive Officer.

Mr. Murphy joined the Company in 1998 as Senior Vice President and General Counsel for Hardee’s Food Systems, Inc.  In 2000, he was named as the Company's Corporate Counsel and Executive Vice President of Franchising and in 2006, he was appointed as the Company's Chief Administrative Officer. He received his bachelor’s degree from the University of Missouri and a law degree from Saint Louis University.

As part of Mr. Murphy's promotion, the Company will be amending his current employment agreement effective as of January 27, 2009 to include a $75,000 increase to his base salary and a 10% increase to the maximum annual bonus attainable by him, depending on the Company's performance.  The full text of the amendment to his employement agreement will be filed as an exhibit to the Company’s next periodic report.

Mr. Murphy is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits

 99.1 Press release, dated January 8, 2009, issued by CKE Restaurants, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

January 8, 2009	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer

Exhibit No.	Description

99.1	Press release, dated January 8, 2009, issued by CKE Restaurants, Inc.